SELLING AGREEMENT

Agreement dated as of , 199 , by and among Business Men's Assurance Company of America, a Missouri corporation ("Life Company"); Jones & Babson, Inc., a Missouri corporation ("Distributor"); , a corporation ("Broker/Dealer") and , ("Insurance Agent").

RECITALS:

Pursuant to a distribution agreement with Distributor, Life Company has appointed Distributor as the principal underwriter of the variable annuity contracts identified in Schedule 1 to this Agreement at the time that this Agreement is executed, and such other variable annuity contracts or variable life insurance contracts that may be added to Schedule 1 from time to time in accordance with Section 2(f) of this Agreement. Such contracts together with any fixed annuity contracts shown on Schedule 1 shall be referred to herein as "Contracts." The parties to this Agreement desire that Broker/Dealer and Insurance Agent be authorized to solicit applications for the sale of the Contracts to the general public subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants hereinafter set forth, the parties agree as follows:

1. Additional Definitions

(a) Affiliate - With respect to a person, any other person controlling, controlled by, or under common control with, such person.

(b) Agent - An individual associated with Insurance Agent and Broker/Dealer who is appointed by Life Company as an agent for the purpose of soliciting applications.

(c) NASD - The National Association of Securities Dealers, Inc.

(d) 1933 Act - The Securities Act of 1933, as amended.

(e) 1934 Act - The Securities and Exchange Act of 1934, as amended.

(f) 1940 Act - The Investment Company Act of 1940, as amended.

(g) Premium - A payment made under a Contract to purchase benefits under such Contract.

(h) Prospectus - With respect to each Contract, the prospectus for such Contract included within the Registration Statement for such Contract; provided, however, that, if the most recently filed prospectus, filed pursuant to Rule 497 under the 1933 Act subsequent to the date on which the Registration Statement became effective differs from the prospectus on file at the time the Registration
Statement became effective, the term "Prospectus" shall refer to the most recently filed prospectus filed under Rule 497 from and after the date on which it shall have been filed.

(i) Registration Statement - With respect to each Contract, the most recent effective registration statement(s) filed with the SEC or the most recent effective post-effective amendment(s) thereto with respect to such Contract, including financial statements included therein and all exhibits thereto. There may be more than one Registration Statement in effect at a time for a Contract; in such case, any reference to "the Registration Statement" for a Contract shall refer to any or all, depending on the context, of the Registration Statements for such Contract.

(j) SEC - The Securities and Exchange Commission.

(k) Service Center - Policy Service Office: Phone 1-800-423-9398.

Mailing address for non-cash administrative mail:
BMA Service Center, P.O. Box 66821, St. Louis, MO 63166-6821

Mailing Address for cash and paperwork with cash:
BMA Service Center, P.O. Box 795066, St. Louis, MO 63179-0795

2. Authorization of Broker/Dealer and Insurance Agent

(a) Distributor hereby authorizes Broker/Dealer under the securities laws, and Life Company hereby authorizes and appoints Insurance Agent under the insurance laws, each in a non-exclusive capacity, to distribute the Contracts. Broker/Dealer and Insurance Agent accept such authorization and appointment and shall use their best efforts to find purchasers for the Contracts, in each case acceptable to Life Company.

(b) Life Company shall notify Broker/Dealer and Insurance Agent in writing of all states and jurisdictions in which Life Company is licensed to sell the Contracts. Broker/Dealer and Insurance Agent acknowledge that no territory is exclusively assigned hereunder, and Life Company reserves the right in its sole discretion to establish or appoint one or more agencies in any jurisdiction in which Insurance Agent transacts business hereunder.

(c) Insurance Agent is vested under this Agreement with power and authority to select and recommend individuals associated with Insurance Agent for appointment as Agents of Life Company, and only individuals so recommended by Insurance Agent shall become Agents, provided that Life Company reserves the right in its sole discretion to refuse to appoint any proposed agent or, once appointed, to terminate the same at any time with or without cause.

(d) Neither Broker/Dealer nor Insurance Agent shall expend or contract for the expenditure of the funds of Life Company. Broker/Dealer and Insurance Agent each shall pay all expenses incurred by each of them in the performance of this Agreement, unless otherwise specifically provided for in this Agreement or unless Life Company and Distributor shall have agreed in advance in writing to share the cost of certain expenses. Initial and renewal state appointment fees for Insurance Agent and appointees of Insurance Agent as Agents of Life Company will be paid by Life Company according to the terms set forth in the rules and regulations as may be adopted by Life Company from time to time. Neither Broker/Dealer nor Insurance Agent shall possess or exercise any authority on behalf of Distributor or Life Company other than that expressly conferred on Broker/ Dealer or Insurance Agent by this Agreement. In particular, and without limiting the foregoing, neither Broker/Dealer nor Insurance Agent shall have any authority, nor shall either grant such authority to any Agent, on behalf of Distributor or Life Company: to make, alter or discharge any Contract or other contract entered into pursuant to a Contract; to waive any Contract forfeiture provision; to extend the time of paying any Premiums; or to receive any monies or Premiums from applicants for or purchasers of the Contracts (except for the sole purpose of forwarding monies or Premiums to Life Company).

(e) Broker/Dealer and Insurance Agent acknowledge that Life Company has the right in its sole discretion to reject any applications or Premiums received by it and to return or refund to an applicant such applicant's Premium.

(f) Schedule 1 to this Agreement may be amended by Distributor and Life Company in their sole discretion from time to time to include other variable annuity contracts, fixed annuity contracts, or variable life insurance contracts, or to delete contracts from the Schedule.

(g) Distributor and Life Company acknowledge that Broker/Dealer and Insurance Agent are each an independent contractor. Accordingly, Broker/ Dealer and Insurance Agent are not obliged or expected to give full time and energies to the performance of their obligations hereunder, nor are Broker/Dealer and Insurance Agent obliged or expected to represent Distributor or Life Company exclusively. Nothing herein contained shall constitute Broker/Dealer, Insurance Agent, the Agents or any agents or representatives of Broker/Dealer or Insurance Agent as employees of Distributor or Life Company in connection with solicitation of applications for the Contracts.

3. Licensing and Registration of Broker/Dealer, Insurance Agent and Agents

(a) Broker/Dealer represents and warrants that it is a Broker/Dealer registered with the SEC under the 1934 Act, and is a member of the NASD in good standing. Broker/Dealer must, at all times when performing its functions and fulfilling its obligations under this Agreement, be duly registered as a Broker/Dealer under the 1934 Act and as required by applicable law, in each state or other jurisdiction in which Broker/Dealer intends to perform its functions and fulfill its obligations hereunder.

(b) Insurance Agent represents and warrants that it is a licensed life insurance agent where required to solicit applications. Insurance Agent must, at all times when performing its functions and fulfilling its obligations under this Agreement, be duly licensed to sell the Contracts in each state or other jurisdiction in which Insurance Agent intends to perform its functions and fulfill its obligations hereunder.

(c)  Broker/Dealer  shall  ensure  that no  individual  shall  offer or sell the
Contracts on its behalf in any state or other jurisdiction in which the Contracts may lawfully be sold unless such individual is an associated person of Broker/Dealer (as that term is defined in Section 3(a)(18) of the 1934 Act) and duly registered with the NASD and any applicable state securities regulatory authority as a registered person of Broker/Dealer qualified to distribute the Contracts in such state or jurisdiction. Broker/Dealer shall be solely responsible for the background investigations of the Agents to determine their qualifications and will provide Life Company upon request with copies of such investigations.

(d) Insurance Agent shall ensure that no individual shall offer or sell the Contracts on behalf of Insurance Agent in any state or other jurisdiction unless such individual is duly affiliated as an agent of Insurance Agent, duly licensed and appointed as an agent of Life Company, and appropriately licensed, registered or otherwise qualified to offer and sell the Contracts to be offered and sold by such individual under the insurance laws of such state or jurisdiction. Insurance Agent shall be responsible for investigating the character, work experience and background of any proposed agent prior to recommending appointment as agent of Life Company. Upon request, Life Company shall be provided with copies of such investigation. All matters concerning the licensing of any individuals recommended for appointment by Insurance Agent under any applicable state insurance law shall be a matter directly between Insurance Agent and such individual, and the Insurance Agent shall furnish Life Company with proof of proper licensing of such individual or other proof, reasonably acceptable to Life Company. Broker/Dealer and Insurance Agent shall notify Distributor and Life Company immediately upon termination of an Agent's association with Broker/Dealer or Insurance Agent.

(e) Without limiting the foregoing, Broker/Dealer and Insurance Agent represent that they are in compliance with the terms and conditions of letters issued by the Staff of the SEC with respect to the non-registration as a broker/dealer of an insurance agency associated with a registered broker/dealer. Broker/Dealer and Insurance Agent shall notify Distributor immediately in writing if Broker/Dealer and/or Insurance Agent fail to comply with any such terms and conditions and shall take such measures as may be necessary to comply with any such terms and conditions.

4. Broker/Dealer and Insurance Agent Compliance

(a) Broker/Dealer and Insurance Agent hereby represent and warrant that they are duly in compliance with all applicable federal and state securities laws and regulations, and all applicable insurance laws and regulations. Broker/Dealer and Insurance Agent each shall carry out their respective obligations under this Agreement in continued compliance with such laws and regulations. Broker/Dealer shall be responsible for securities training, supervision and control of the Agents in connection with their solicitation activities with respect to the Contracts and shall supervise Agents' compliance with applicable federal and state securities law and NASD requirements in connection with such solicitation activities. Broker/Dealer and Insurance Agent shall comply, and shall ensure that Agents comply, with the rules and procedures established by Life Company from time to time, and the rules set forth below, and Broker/Dealer and Insurance Agent shall be solely responsible for such compliance.

(b) Broker/Dealer, Insurance Agent and Agents shall not offer or attempt to offer the Contracts, nor solicit applications for the Contracts, nor deliver Contracts, in any state or jurisdiction in which the Contracts may not lawfully be sold or offered for sale.

(c) Broker/Dealer, Insurance Agent and Agents shall not solicit applications for the Contracts without delivering the Prospectus for the Contracts, the then-currently effective prospectus(es) for the underlying fund(s) and, where required by state insurance law, the then-currently effective statement of additional information for the Contracts.

(d) Broker/Dealer, Insurance Agent and Agents shall not recommend the purchase of a Contract to an applicant unless each has reasonable grounds to believe that such purchase is suitable for the applicant in accordance with, among other things, applicable regulations of any state insurance commission, the SEC and the NASD.

(e) Insurance Agent shall return promptly to Life Company all receipts for delivered Contracts, all undelivered contracts and all receipts for cancellation, in accordance with the requirements established by Life Company and/or as required under state insurance law. Upon issuance of a Contract by Life Company and delivery of such Contract to Insurance Agent, Insurance Agent shall promptly deliver such Contract to its purchaser. For purposes of this provision "promptly" shall be deemed to mean not later than five calendar days. Life Company will assume that a Contract will be delivered by Insurance Agent to the purchaser of such Contract within five calendar days for purposes of determining when to transfer premiums initially allocated to the Money Market Account in those states requiring a refund of purchase payment available under such Contracts to the particular investment options specified by such purchaser. As a result, if purchasers exercise the free look provisions under such Contracts, Broker/ Dealer shall indemnify Life Company for any loss incurred by Life Company that results from Insurance Agent's failure to deliver such Contracts to the purchasers within the contemplated five calendar day period.

(f) In the event that Premiums are sent to Insurance Agent or Broker/Dealer, rather than to the Service Center, Insurance Agent and Broker/Dealer shall promptly (and in any event, not later than two business days) remit such Premiums to Life Company at the Service Center. Insurance Agent and Broker/Dealer acknowledge that if any Premium is held at any time by either of them, such Premium shall be held on behalf of the customer, and Insurance Agent or Broker/Dealer shall segregate such premium from their own funds and promptly (and in any event, within 2 business days) remit such Premium to Life Company. All such Premiums, whether by check, money order or wire, shall at all times be the property of Life Company.

(g) Neither Broker/Dealer nor Insurance Agent, nor any of their directors, partners, officers, employees, registered persons, associated persons, agents or affiliated persons, in connection with the offer or sale of the Contracts, shall give any information or make any representations or statements, written or oral, concerning the Contracts, the underlying funds or fund Shares, other than information or representations contained in the Prospectuses, statements of additional information and Registration Statements for the Contracts, or a fund prospectus, or in reports or proxy statements therefor, or in promotional, sales or advertising material or other information supplied and approved in writing by Distributor and Life Company.

(h)   Broker/Dealer   and  Insurance  Agent  shall  not  use  or  implement  any promotional, sales or advertising material relating to the Contracts without the prior written approval of Distributor and Life Company.

(i) Broker/Dealer and Insurance Agent shall be solely responsible under applicable tax laws for the reporting of compensation paid to Agents.

(j) Broker/Dealer and Insurance Agent each represent that it maintains and shall maintain such books and records concerning the activities of the Agents as may be required by the SEC, the NASD and any appropriate insurance regulatory agencies that have jurisdiction and that may be reasonably required by Life Company. Broker/Dealer and Insurance Agent shall make such books and records available to Life Company upon written request.

(k) Broker/Dealer and Insurance Agent shall promptly furnish to Life Company or its authorized agent any reports and information that Life Company may reasonably request for the purpose of meeting Life Company's reporting and record keeping requirements under the insurance laws of any state, under any applicable federal and state securities laws, rules and regulations, and the rules of the NASD.

(l) Broker/Dealer shall secure and maintain a fidelity bond (including coverage for larceny and embezzlement), issued by a reputable bonding company, covering all of its directors, officers, agents and employees who have access to funds of Insurance Company. This bond shall be maintained at Broker/Dealer's expense in at least the amount prescribed by the NASD rules. Broker/Dealer shall upon request provide Distributor with a copy of said bond. Broker/Dealer shall also secure and maintain errors and omissions insurance acceptable to Distributor and covering Broker/Dealer, Insurance Agent and Agents. Broker/Dealer hereby assigns any proceeds received from a fidelity bonding company, errors and omissions or other liability coverage, to Distributor or Life Company as their interests may appear, to the extent of their loss due to activities covered by the bond, policy or other liability coverage. If there is any deficiency amount, whether due to a deductible or otherwise, Broker/Dealer shall promptly pay such amount on demand. Broker/Dealer hereby indemnifies and holds harmless Distributor or Life Company from any such deficiency and from the costs of collection thereof, including reasonable attorneys' fees.

5. Sales Materials

(a) During the term of this Agreement, Distributor and Life Company will provide Broker/Dealer and Insurance Agent, without charge, with as many copies of Prospectuses (and any supplements thereto), current fund prospectus(es) (and any supplements thereto), and applications for the Contracts, as Broker/Dealer or Insurance Agent may reasonably request. Upon termination of this Agreement, Broker/Dealer and Insurance Agent will promptly return to Distributor any Prospectuses, applications, fund prospectuses, and other materials and supplies furnished by Distributor or Life Company to Broker/Dealer or Insurance Agent or to the Agents.

(b) During the term of this Agreement, Distributor will be responsible for providing and approving all promotional, sales and advertising material to be used by Broker/Dealer and Insurance Agent. Distributor will file such materials or will cause such materials to be filed with the SEC, the NASD, and/or with any state securities regulatory authorities, as appropriate.

6. Commissions

(a) During the term of this Agreement, Distributor and Life Company shall pay to Broker/Dealer or Insurance Agent, as applicable, commissions and fees set forth in Schedule 2 to this Agreement. The payment of such commissions and fees shall be subject to the terms and conditions of this Agreement and those set forth on
Schedule 2. Schedule 2, including the commissions and fees therein, may be amended at any time, in any manner, and without prior notice, by Distributor or Life Company. Any amendment to Schedule 2 will be applicable to any Contract for which any application or Premium is received by the Service Center on or after the effective date of such amendment. However, Life Company reserves the right to amend such Schedule with respect to subsequent premiums and renewal commissions. Compensation with respect to any Contract shall be paid to Insurance Agent only for so long as Insurance Agent is the agent-of-record and maintains compliance with applicable state insurance laws and only while this Agreement is in effect.

(b) No compensation shall be payable, and Broker-Dealer and Insurance Agent agree to reimburse Distributor and Life Company for any compensation that may have been paid to Broker-Dealer, Insurance Agent or any Agents in any of the following situations: (i) Insurance Company, in its sole discretion, determines not to issue the Contract applied for; (ii) Insurance company refunds the premiums upon the applicant's surrender or withdrawal pursuant to any "free-look" privilege; (iii) Insurance Company refunds the premiums paid by applicant as a result of a complaint by applicant; (iv) Insurance Company determines that any person soliciting an application who is required to be licensed or any other person or entity receiving compensation for soliciting applications or premiums for the Contracts is not or was not duly licensed as an insurance agent; or (v) any other situation listed on Schedule 2.

(c) Agents shall have no interest in this Agreement or right to any commissions to be paid by Distributor or Life Company to Insurance Agent. Insurance Agent shall be solely responsible for the payment of any commission or consideration of any kind to Agents. Insurance Agent shall have no right to withhold or deduct any commission from any Premiums which it may collect unless and only to the extent that Schedule 2 of this Agreement permits Insurance Agent to net its commissions against Premiums collected. Insurance Agent shall have no interest in any compensation paid by Life Company to Distributor or any affiliate, now or hereafter, in connection with the sale of any Contracts hereunder.

7. Term and Termination

This Agreement may not be assigned except by written consent of the parties hereto and shall continue for an indefinite term, subject to the termination by any party hereto upon thirty days' advance written notice to the other parties, except that in the event Distributor or Broker/Dealer ceases to be a registered broker/dealer or a member of the NASD, or Insurance Agent ceases to be properly licensed, this Agreement shall immediately terminate. Upon its termination, all authorizations, rights and obligations under this Agreement shall cease, except the agreements in Sections 6, 8, 10 and 15 which shall survive any such termination.

8. Complaints and Investigations

(a) Distributor, Life Company, Broker/Dealer and Insurance Agent shall cooperate fully in any insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the Contracts marketed under this Agreement. In addition, Distributor, Life Company, Broker/Dealer and Insurance Agent shall cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding with respect to Distributor, Broker/Dealer, their Affiliates and their agents, to the extent that such investigation or proceeding related to the Contracts marketed under this Agreement. Without limiting the foregoing:

(i) Broker/Dealer and Insurance Agent will be notified promptly of any customer written complaint or notice received at the BMA Service Center of any regulatory investigation or proceeding or judicial proceeding received by Distributor or Life Company with respect to Insurance Agent or any Agent which may affect the issuance of any Contract marketed under this Agreement.

(ii) Broker/Dealer and Insurance Agent will promptly notify Distributor and Life Company of any written customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by Broker/Dealer or Insurance Agent or their Affiliates with respect to themselves, their Affiliates, or any Agent in connection with any Contract marketed under this Agreement or any activity in connection with any such Contract.

(b) In the case of a customer complaint, Distributor, Life Company, Broker/Dealer and Insurance Agent will cooperate in investigating such complaint and any response by Broker/Dealer or Insurance Agent to such complaint will be sent to Distributor and Life Company for approval not less than five business days prior to its being sent to the customer or regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone or facsimile.

9. Modification of Agreement

This Agreement supersedes all prior agreements, either oral or written, between the parties relating to the Contracts and except for any amendment of Schedule 2 pursuant to the terms of this Agreement, may not be modified in any way unless by written agreement signed by all of the parties to this Agreement.

10. Indemnification

(a) Broker/Dealer and Insurance Agent, jointly and severally, shall indemnify and hold harmless Distributor and Life Company and each person who controls or is associated with Distributor or Life Company within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any reasonable amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any actual or alleged:

(i) violation(s) by Broker/Dealer, Insurance Agent or an Agent of federal or state securities law or regulations, insurance law or regulation(s), or any rule or requirement of the NASD;

(ii) unauthorized use of sales or advertising material, any oral or written misrepresentations, or any unlawful sales practices concerning the Contracts, by Broker/Dealer, Insurance Agent or an Agent;

(iii) claims by the Agents or other agents or representatives of Insurance Agent or Broker//Dealer for commissions or other compensation or remuneration of any type;

(iv) any failure on the part of Broker/Dealer, Insurance Agent, or an Agent to submit Premiums or applications to Life Company, or to submit the correct amount of a Premium, on a timely basis and in accordance with this Agreement;

(v) any failure on the part of Broker/Dealer, Insurance Agent, or an Agent to deliver Contracts to purchasers thereof on a timely basis as set forth in
Section 4(e) of this Agreement; or

(vi) a breach by Broker/Dealer or Insurance Agent of any provision of this Agreement.

This indemnification will be in addition to any liability which Broker/Dealer and Insurance Agent may otherwise have.

(b) Distributor and Life Company, jointly and severally, shall indemnify and hold harmless Broker/Dealer and Insurance Agent and each person who controls or is associated with Broker/Dealer or Insurance Agent within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any reasonable amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon a breach by Distributor or Life Company of any provision of this Agreement. This indemnification will be in addition to any liability which Distributor and Life Company may otherwise have.

(c) After receipt by a party entitled to indemnification ("indemnified party") under this Section 10 of notice of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification under this Section 10 ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the indemnifying party will not relieve it from any liability under this Section 10, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged as a result of the failure to give such notice. The indemnifying party will be entitled to participate in the defense of the indemnified party but such participation will not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses incurred by such indemnified party in defending himself or itself. The indemnification provisions contained in this Section 10 shall remain operative in full force and effect, regardless of any termination of this Agreement. A successor by law of Distributor or Life Company, as the case may be, shall be entitled to the benefits of the indemnification provisions contained in this Section 10.

11. Rights, Remedies, etc. Are Cumulative

The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. Failure of either party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, nor shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

12. Notices

All notices hereunder are to be made in writing and shall be given:

If to Distributor, to:               If to Life Company, to:

Jones & Babson, Inc.                 Business Men's Assurance Company of America
Attention:                           Attention:
BMA Tower                            BMA Tower
P.O. Box 419458                      P.O. Box 412879
Kansas City, MO 64141                Kansas City, MO 64141

If to Broker/Dealer, to If to Insurance Agent, to:

or such other address as such party may hereafter specify in writing. Each such notice to a party shall be either hand delivered, transmitted by registered or certified United States mail with return receipt requested or by express courier, and shall be effective upon delivery.

13. Interpretation, Jurisdiction, Etc.

This Agreement constitutes the whole agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written understandings, agreements or negotiations between the parties with respect to the subject matter hereof. No prior writings by or between the parties hereto with respect to the subject matter hereof shall be used by either party in connection with the interpretation of any provision of this Agreement. This Agreement shall be construed and its provisions interpreted under and in accordance with the internal laws of the State of Missouri without giving effect to principles of conflict of laws.

14. Arbitration

Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

15. Setoffs; Chargebacks

Broker/Dealer and Insurance Agent hereby authorize Distributor and Life Company to set off from all amounts otherwise payable to Broker/Dealer and Insurance Agent all liabilities of Broker/Dealer, Insurance Agent or Agent. Broker/Dealer and Insurance Agent shall be jointly and severally liable for the payment of all monies due to Distributor and/or Life Company which may arise out of this Agreement or any other agreement between Broker/Dealer, Insurance Agent and Distributor or Life Company including, but not limited to, any liability for any chargebacks or for any amounts advanced by or otherwise due Distributor or Life Company hereunder. All such amounts shall be paid to the Distributor and Life Company within thirty days of written request therefore. Distributor and Life Company do not waive any of its other rights to pursue collection of any indebtedness owed by Broker/Dealer or Insurance Agent or its Agents to Distributor or Life Company. In the event Distributor or Life Company initiates legal action to collect any indebtedness of Broker/Dealer, Insurance Agent or its Agents, Broker/Dealer and Insurance Agent shall reimburse Distributor and Life Company for reasonable attorney fees and expenses in connection therewith.

16. Headings

The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

17. Counterparts

This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

18. Severability

This is a severable Agreement. In the event that any provision of this Agreement would require a party to take action prohibited by applicable federal or state law or prohibit a party from taking action required by applicable federal or state law, then it is the intention of the parties hereto that such provision shall be enforced to the extent permitted under the law, and, in any event, that all other provisions of this Agreement shall remain valid and duly enforceable as if the provision at issue had never been part hereof. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA

By:______________________________
Name:____________________________
Title:___________________________

JONES & BABSON, INC.

By:______________________________
Name:____________________________
Title:___________________________


SCHEDULE 1

Operational Requirements

SCHEDULE 2

Compensation -- Variable Annuity

SCHEDULE 2A

Compensation -- Variable Life

[Broker/Dealer]

By:______________________________
Name:____________________________
Title:___________________________

[Insurance Agent]

By:______________________________
Name:____________________________
Title:___________________________

                                  BMA CLARITY
                               SELLING AGREEMENT

SCHEDULE 1 - OPERATIONAL REQUIREMENTS

Remittance: Please check whether the Broker/Dealer will be remitting gross premium or net of commissions:

        Gross Premium                                Net of Commissions

Commission Payment: Please check whether the Broker/Dealer prefers to be paid through the automated check clearinghouse (ACH) method or a physical check.

           ACH*                                         Physical Check

*If the ACH method is chosen, please complete the following and attach a voided check:

Name of Bank:

Bank Routing:

Account Name:

Please provide the following contacts for your broker/dealer:

General operational issues:

Name:
Phone Number:
Fax Number:
E-Mail Number:

Banking:

Name:
Phone Number:
Fax Number:
E-Mail Number:

Licensing/appointing:

Name:
Phone Number:
Fax Number:
E-Mail Number:

Marketing:

Name:
Phone Number:
Fax Number:
E-Mail Number:

Compliance:

Name:
Phone Number:
Fax Number:
E-Mail Number:

                               SELLING AGREEMENT

SCHEDULE 2 - COMPENSATION ELECTION FORM FOR CLARITY VARIABLE ANNUITY

Commission Options: Please check the commission option(s) you would like to provide to your representatives at the point of sale and on a contract by contract basis. (Check one or more boxes below).

     Option A - 6% of purchase payments paid up front (no trails).

     Option B - 4.5% of purchase payments paid up front with .25% immediate trail paid on a quarterly basis.

     Option C - 1% of purchase payments paid up front with .80% immediate trail paid on a quarterly basis.

Default Commission: Please check the commission option you would like to be the default commission paid to any registered representative that does not indicate the commission option desired on the contract information sheet. There is only one default Option allowed. Once a policy is issued, the commission option cannot be changed.

     Option A - 6% of purchase payments paid up front (no trails).

     Option B - 4.5% of purchase payments paid up front with .25% immediate trail paid on a quarterly basis.

     Option C - 1% of purchase payments paid up front with .80% immediate trail paid on a quarterly basis.

Commission Charge Back Rules: If the policy is less than six months old, 100% of the commission is charged back to the Broker/Dealer; if the policy is greater than six month but less than 12 months old, 50% of the commission is charged back. No charge backs on policies greater than 12 months. Triggering events for a charge back is a full surrender. Death claims are not a triggering event for charge backs.

                                   BMA CLARITY
                                SELLING AGREEMENT

SCHEDULE 2A - COMPENSATION ELECTION FORM FOR CLARITY VARIABLE LIFE

Total Compensation:

Year 1            115% of Target Premium
                    3% of Excess Premium

Years 2-10          5% of Target Premium
                    3% of Excess Premium

Year 11+ .25% annual rate of Accumulation Value, paid quarterly on average balance.


Commission Chargeback Rules:



                   BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA

                           CONSECO EQUITY SALES, INC.

                             GROUP SELLING AGREEMENT

This Agreement is made Business Men's Assurance Company of America ("Company"), Conseco Equity Sales, Inc. ("Underwriter") with Administrative Offices in Carmel, Indiana, and the Broker-Dealer named herein registered as a Broker-Dealer ("Broker") and a member of the National Association of Securities Dealers, Inc. (the "NASD"). The parties do hereby agree as follows:

1.   AUTHORIZATION.

Broker, either an individual, partnership, or corporation, is hereby authorized by Company and Underwriter to solicit applications for variable annuity and variable life policies ("Policies"), as set forth in the Compensation Schedule which is made a part of the Group Selling Agreement, to collect and remit initial required premiums to Company, and to deliver Policies issued by Company:

     a. only in jurisdictions where Broker is duly licensed and appointed by the appropriate regulatory agencies, and;

     b. only in states or territories in which Company is admitted to do business and only for those Policies offered by Company that have been approved by the appropriate regulatory agencies.

Broker shall supply Company with copies of all certificates of qualification or licenses required of Broker under this Agreement.

1.1.   LIMITATION OF AUTHORITY.

Broker has no authority during the time this Agreement is in effect, or after termination, to:

     a. make or modify Policies on behalf of Company or waive any of Company's rights or requirements;

     b. collect or receive premiums or renewals other than the initial required premium;

     c. endorse, cash or deposit any checks or drafts payable to Company;

     d. open any bank account or trust account on behalf of, for the benefit of, or containing the name of, Company;

     e. advertise or publish any matter or thing, including use of the names or logos of Company or those of its subsidiaries or affiliates, concerning Company or its Policies without prior written permission of Company;

     f. directly or indirectly cause or endeavor to cause any Broker of Company and Underwriter or registered representatives of Underwriter to terminate or alter its/his contract with Company, or induce or attempt to induce any policyholder of Company to relinquish, surrender, replace or lapse a Policy; or

     g. do or perform any acts or things other than expressly authorized herein.

This Agreement shall not create an employer-employee relationship. The relationship of Broker to Company shall be that of independent contractor. Broker shall indemnify and hold harmless Company, Underwriter, and their affiliates from any and all claims, demands, penalties, suits, or actions, and from any and all losses, costs, and expenses in connection therewith, including attorney's fees and expenses, arising out of or resulting from sales of the Policies by or through the Broker, or from the default in the performance of, or in the negligent performance of, by Broker or Broker's partners, directors, officers, employees or agents, the obligations of Broker under this Agreement. In addition, Broker agrees to furnish and maintain a satisfactory bond of indemnity when requested by Company, a copy of such bond to be submitted to Company within 30 days of request. The provisions of this paragraph shall survive the termination of this Agreement.

1.2.   REPRESENTATION AND SERVICE.

Broker agrees:

     a. that Broker will supervise the securities activities of Broker's with respect to the sale of the Policies and agrees to establish such rules and procedures as are necessary to insure compliance with applicable federal and state securities laws and to accept such supervision;

     b. to observe the rules, procedures and other directives established, and given by Underwriter relating to the sale of the Policies by Broker, as initially set forth in the Broker-Dealer Manual which Underwriter must provide, provided, however, that provision of the Broker-Dealer Manual shall not be deemed to imply a duty of supervision by Company or Underwriter over Broker, or to relieve Broker of it's duty to supervise its personnel. Broker will also comply with the rules and regulations of the Securities and Exchange Commission and the NASD relating to the sale and distribution of the Policies and will observe all applicable federal and state laws relating to the Policies;

     c. that all solicitations for Policies are accompanied by the appropriate current prospectuses for the Policies conforming to the requirements of the Securities Act of 1933;

     d. no representations concerning the Policies will be made except those contained in the appropriate current prospectuses and in information supplemental to the prospectuses, which may be supplied by Underwriter and designated for use with the public. In this regard, Broker further agrees to refrain from using advertising or sales literature concerning the Policies unless and until it has been approved by Underwriter;

     e. to become fully informed as to the provisions and benefits of each Policy offered by Company for which Broker solicits applications;

     f. to represent such Policies adequately and fairly to prospects;

     g. to provide all usual and customary service to policyholders and effort to maintain in force any business placed with Company; and

     h. to hold in a fiduciary capacity all premiums received with any applications for Policies solicited for Company.

1.3.   BROKER'S AGENTS.

Broker will recruit, train and supervise registered representatives ("Representatives") for the sale of the Policies. Appointment of each Representative shall be subject to Company's prior approval. Company may require termination of any Representative's authority to sell the Policies. Broker is responsible for the Representatives' compliance with the terms and conditions of this Agreement and for the Representatives being duly licensed pursuant to applicable state and federal laws.

1.4.   DELIVERY OF POLICY.

Broker shall promptly deliver all issued Policies in accordance with Company rules.

1.5.   ADMINISTRATIVE GUIDELINES AND COMPLIANCE.

Company's administrative guidelines, including bulletins, product and procedure updates, the revisions, additions and amendments thereto, from the time made by Company, shall be for all purposes a part of this Agreement as fully as if set out word for word herein and shall be complied with by Broker provided, however, that this shall not be deemed to imply a duty of supervision by Company or Underwriter over Broker, or to relieve Broker of its duty to supervise its personnel. Broker agrees to comply fully with all applicable regulations, bulletins, rulings, circular letters, proclamations and statutes, now or hereafter in force, and to promptly notify Company in writing of all contacts and/or correspondence received from insurance regulatory or other governmental authorities, and to cooperate fully with Company in making responses to those authorities.

2.     COMPENSATION.

All compensation payable for sales of the Policies shall be paid by Company to Broker through Underwriter and nothing contained herein shall create any right, title or interest in Underwriter to such compensation nor any responsibility on the part of Underwriter for payment of such compensation. Company agrees to pay compensation in the form of commissions and service fees as provided in the Compensation Schedule(s) delivered to Broker by Company and incorporated herein by reference, upon any cash premiums received by Company for Policies issued on applications submitted by Broker. Such compensation shall be payment in full for all services performed and all expenses incurred by Broker. Company reserves the right to accrue compensation under this Agreement until a minimum of $25.00 has become due. If this Agreement is terminated for any reason, regardless of what the Compensation Schedule(s) might provide, no compensation of any kind shall thereafter be payable.

2.1.   COMPENSATION SCHEDULE(S).

The Compensation Schedule(s) attached, or which may hereafter be added, is incorporated herein and made a part of this Agreement. Company reserves the right to change such Compensation Schedule(s) at any time upon written notice to Broker. However, no such change shall be applicable to Policies for which Company has accepted premiums prior to the effective date of such change.

2.2.   ACCOUNTING.

Company will give to Broker a monthly statement of all compensation becoming due and payable since the date of the previous monthly statement. Unless Company receives written objection to such monthly statement from Broker, within 90 days after the date it is mailed to Broker's last known address or delivered to Broker in person, the same shall be deemed final and binding upon Broker.

2.3.   EXCHANGES.

If in the sole discretion of Company a new Policy is issued to replace a terminated or in force policy of Company or its affiliates or subsidiaries, the new Policy shall be regarded as an exchanged Policy, and any compensation payable shall be determined and adjusted by Company in accordance with Company's then current exchange rules, independent of the Compensation Schedule(s).

2.4.   RETURN OF PREMIUM.

If no Policy is issued on an application, the whole amount of all monies collected by Broker will be immediately returned to the applicant. If Company finds it necessary, for any reason, to cancel a Policy and refund premiums, any compensation paid to Broker on the amount refunded shall be repaid to Company, or may be deducted from any compensation payable to Broker under this Agreement.

2.5.   LOCAL TAXES.

Broker is responsible for any county or municipal occupational or privilege fee, tax or license which may be required of Broker or Representatives as a result of business submitted hereunder.

3.     INDEBTEDNESS.

Company shall have a first lien upon any amounts due, or to become due, Broker for indebtedness to Company or its affiliates and subsidiaries, whether due or contingent, of Broker or Broker's assigns under this Agreement. Such indebtedness may be deducted by Company from such amounts due or to become due.

3.1.   GUARANTEE.

If Broker is a corporation or partnership, the principal(s) signing this Agreement on behalf of Broker jointly and severally guarantee to repay to Company any indebtedness Company is unable to collect from Broker. Should it become necessary to take legal action to recover such indebtedness, the principal(s) jointly and severally agree to be responsible for the reasonable attorney fees and expenses of Company.

4.     TERMINATION.

Termination of this Agreement is effected as follows:

     a. Cause. This Agreement may be terminated for cause by Company, immediately upon written notice to Broker, when Broker or Broker's partner, director, officer, employee or agent has, or is reasonably believed to have: (i) misappropriated funds from any policyowner or from Company; (ii) endeavored to induce Brokers of Company and Underwriter or registered representatives of Underwriter to leave its services or policyowners of Company to relinquish their policies; (iii) interfered with the collection of renewal premiums; (iv) engaged in fraudulent acts or any other act violative of federal or state law or other applicable rules or regulations, including the Conduct Rules of the NASD; (v) been adjudged a bankrupt or executed a general assignment for benefit of creditors or committed an act of bankruptcy; or (vi) otherwise acted to prejudice materially the interest of Company in breach of this Agreement. If Company does not terminate this Agreement for any such cause, a waiver shall not result and this Agreement may be terminated under this subparagraph for any subsequent cause.

     b. Death or Dissolution. If Broker is not a corporation or partnership, this Agreement will terminate on the date of Broker's death. If Broker is a corporation or partnership, this Agreement will terminate on the date that the corporation or partnership is dissolved or otherwise judged by appropriate regulatory agencies to no longer be a legal entity.

     c.  License  Suspension  or  Revocation.   This  Agreement  will  terminate
     immediately in the event of any order of suspension, revocation or termination of Broker's license by any regulatory authority.

     d. Default. This Agreement will terminate immediately upon notice in the event of:

          1. default under this Agreement; or

          2. Broker or Broker's associated person's failure to timely and fully comply with Company directives, rules, regulations or manuals.

     e. Ownership Change. This Agreement will terminate if Broker is not a natural person and in the event of a significant change in Broker's ownership or management, or in the event of the execution of an agreement of sale, transfer or merger of Broker, without prior notice and consent of Company.

     f. Notice. This Agreement may be terminated by either party for any reason by giving the other party at least 30 days advance written notice delivered personally or mailed to the last known address of the other party.

     g. Indebtedness. Upon termination of this Agreement, any indebtedness to Company becomes immediately due and payable.

5.     PREVIOUS AGREEMENT.

By execution of this Agreement, any prior agreement between the Company, Underwriter and the Broker or between Company and the signing principal(s) related specifically to the business transacted under this Agreement is terminated as of the effective date of this Agreement; but while this Agreement remains in force, any rights of Broker to receive compensation under the terms and conditions of the prior agreement are continued hereunder, and such earned compensation shall be payable at the rate, for the remainder of the period, and on the basis applicable as if that agreement remained in force.

6.     ENTIRE AGREEMENT.

This Agreement, including any supplements and the Compensation Schedule(s), is the entire Agreement between the parties for all dealings after its effective date. This Agreement shall not be assigned without the prior written consent of Company. No amendment of this Agreement shall be valid unless made in writing by Company.

7.     WAIVER.

No waiver by Company of rights arising from wrongdoing or failure by Broker shall occur by Company's election not to enforce any provision of this Agreement, nor reduce or affect Company's rights arising from subsequent wrongdoing or failure by Broker. Broker releases Company from any liability for providing social security numbers and tax data to authorized governmental agencies.

8.     NOTICE.

Any written notice given under any provision of this Agreement shall be complete upon deposit, postage paid, in the U.S. Mail addressed to Broker at Broker's last known address according to Company's records or to Company or Underwriter at its Administrative Offices.

9.     ARBITRATION.

Any dispute, claim or controversy arising out of or relating to this Agreement, performance hereunder or the breach hereof, or otherwise arising between Broker and Company or Underwriter, shall be subject to mandatory arbitration under the auspices, rules and by-laws of the NASD, as may be amended from time to time, and any arbitration award may be entered as a judgment in a court of competent jurisdiction. Notwithstanding the foregoing arbitration requirement, at its option, Company and/or Underwriter may seek injunctive relief either within the arbitration process or from a court of competent jurisdiction. Venue for any such injunctive action shall be in a court located in Noblesville, Hamilton County, Indiana. Venue for arbitration hearing shall be in Hamilton County, Indiana.

10.    CONSTRUCTION

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF INDIANA EXCLUSIVE OF CHOICE OF LAWS PROVISIONS.

The effective date of this Group Selling Agreement with Business Men's Assurance Company of America and Conseco Equity Sales, Inc., shall be:


______________________________  _______________, _______________.
     (Month)                        (Day)             (Year)

_____________________________________________        Check Type of Legal Entity:
Contract Account Number (Assigned by Company)        [ ] Individual      [ ] Partnership
                                                     [ ] Corporation     (NOTE: IF PARTNERSHIP OR
                                                                         CORPORATION TWO DIFFERENT
                                                                         SIGNATURES ARE NECESSARY)

_____________________________________________
Type or Print Name of Broker/Dealer

______________________________________________
Taxpayer Identification Number of Broker/Dealer

_____________________________________________        _____________________________________________
Type or Print Name of Principal                               Type or Print Name of Principal

______________________________________________       ______________________________________________
Signature of Principal                                                 Signature of Principal

______________________________________________       ______________________________________________
Social Security Number of Principal                           Social Security Number of Principal



BUSINESS MEN'S ASSURANCE                             CONSECO EQUITY SALES, INC.
COMPANY OF AMERICA

By: ________________________________________         By: ________________________________________
           Authorized Signature                                        Authorized Signature

      ________________________________________             ________________________________________
           Type or Print Name                                          Type or Print Name

      ________________________________________             ________________________________________
           Title                                                       Title

      ________________________________________             ________________________________________
           Date                                                        Date